UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2011

IOWA RENEWABLE ENERGY, LLC
(Exact name of registrant as specified in its charter)

Iowa	000-52428	20-3386000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	1701 East 7th Street, P.O. Box 2 Washington, IA	52353
	(Address of principal executive offices)	(Zip Code)

(319) 653-2890
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Results of 2011 Annual Members’ Meeting

On May 7, 2011, Iowa Renewable Energy, LLC (“IRE”) held its 2011 annual members’ meeting (“Annual Meeting”) to vote on the election of two directors whose terms were scheduled to expire in 2011, and the approval of two directors appointed by the board to fill vacancies on the board.

Proposal One: Election of Directors

John Heisdorffer and Edwin Hershberger were elected by the members to serve three year terms which will expire in 2014. The votes for the nominee directors were as follows:

Nominees	For	Against	Abstain
John Heisdorffer, Incumbent	7,158	100	170
Edwin Hershberger, Incumbent	6,923	185	170

Proposal Two: Approval of Appointed Director

Larry Rippey was confirmed by the members to complete the vacant director term through the 2012 Annual Meeting. The votes were as follows:

For	Against	Abstain
7,166	100	162

Proposal Three: Approval of Appointed Director

Steven Powell was confirmed by the members to complete the vacant director term through the 2013 Annual Meeting. The votes were as follows:

For	Against	Abstain
7,066	180	182

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IOWA RENEWABLE ENERGY, LLC

Date: May 11, 2011	/s/ Mike Bohannan
Mike Bohannan
Chairman and President